UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2009

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 20, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Planar Systems, Inc. (the “Company”) awarded restricted shares under the Company’s newly adopted 2009 Incentive Plan to the Company’s four executive officers. These restricted shares vest in twelve quarterly installments over the Company’s next three fiscal years commencing with the first quarter of fiscal 2010 ending December 25, 2009. Also effective November 20, 2009, the Committee amended the terms of certain outstanding restricted shares with performance-based vesting such that the vesting of those restricted shares would become time-based, vesting in twelve quarterly installments over the Company’s next three fiscal years commencing with the first quarter of fiscal 2010 ending December 25, 2009. The new restricted share awards and the amended restricted share awards are reflected in the table below.

Executive Officer	New Restricted Share Awards	Amended Restricted Share Awards
Gerald K. Perkel President and Chief Executive Officer	186,666	106,667

Scott Hildebrandt Vice President and Chief Financial Officer	81,667	40,000

Douglas K. Barnes Vice President and General Manager, Industrial Business Unit	78,334	33,333

Stephen M. Going Vice President, General Counsel and Secretary	68,333	21,667

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on November 24, 2009.

PLANAR SYSTEMS, INC.
(Registrant)

By	/S/ STEPHEN M. GOING
Stephen M. Going
Vice President, General Counsel and Secretary